               ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


                        (herein called We, Our and Us)


                                Milwaukee, WI


Policyholder:          [XYZ Corporation]                Group Policy Number:  [12345]

Issued in:             [Wisconsin and governed by       Effective Date: [May 1, 1993]
                       its laws]                        the date the Group Policy takes
                                                        effect which is also its date of
Policy Anniversary:    [May 1, 1993 and each May 1      issue
                       after that]


ITT Hartford Life and Annuity Insurance Company, in consideration of this Group Policy and the payment of premiums, agrees, subject to the terms and conditions of this Policy, to insure [eligible employees of XYZ Corporation] under this Policy.

All death proceeds due under this Policy will be paid according to the beneficiary designation and the provisions of this Policy. Payment of such proceeds by ITT Hartford Life and Annuity Insurance Company will completely discharge Our liability with respect to the amounts so paid.


                10 DAY RIGHT TO EXAMINE CERTIFICATE

An Owner may return his or her Certificate to Us within 10 days after it is received. We will refund an amount equal to the Cash Value of the Certificate on the date the returned Certificate is received by Us or Our agent plus any charges deducted. The Certificate will then be void from the beginning as though it had never been issued.

All provisions set forth on the following pages are a part of this Policy.

Signed for ITT HARTFORD LIFE & ANNUITY INSURANCE COMPANY.


Secretary                                               President


[signature]                                             [signature]


ALL BENEFITS AND VALUES PROVIDED BY THE GROUP POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS MAY INCREASE OR DECREASE DAILY. THESE AMOUNTS ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.


               GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

Variable life insurance payable upon death of an Insured before the Maturity Date. Initial Face Amount is shown in Specifications. Premiums payable during lifetime of an Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Non-participating. Experience Credits. Investment results reflected in benefits.


                   ITT Hartford Life and Annuity Insurance Company
                        Suite 2100, 111 East Wisconsin Avenue
                              Milwaukee, Wisconsin 53202




                                                                          [LOGO]


GVL95(P)

------------------------------------------------------------------------------
                             TABLE OF CONTENTS
------------------------------------------------------------------------------



The contents of this Policy appear in the following order:

SPECIFICATIONS

DEFINITIONS                                                     SECTION I

ELIGIBILITY, EFFECTIVE DATE AND TERMINATION                     SECTION II

LIFE INSURANCE BENEFITS                                         SECTION III

CONTINUATION OF INSURANCE                                       SECTION IV

NONFORFEITURE BENEFITS                                          SECTION V

PAYMENT OPTIONS                                                 SECTION VI

LOANS                                                           SECTION VII

PREMIUM PAYMENTS                                                SECTION VIII

ALLOCATIONS                                                     SECTION IX

CASH VALUE OF BENEFITS                                          SECTION X

GENERAL PROVISIONS                                              SECTION XI

ENDORSEMENTS, IF ANY                                            FOLLOW
                                                                SECTION XI




GVL95(P)                              2

------------------------------------------------------------------------------
                                SPECIFICATIONS
------------------------------------------------------------------------------



ELIGIBILITY AND FACE AMOUNT INFORMATION

Eligible Classes [of Employees]: [All Full Time Employees]

Waiting Period: [90 Days]

Face Amounts: [$50,000 or more; employee to choose] [100% - 400% of Earnings]

Minimum Face Amount:                                       [$50,000]

Minimum Increase in Face Amount:                           [$5,000]

Minimum Decrease in Face Amount:                           [$25,000]

[Guaranteed Issue Limit                                     $25,000]

[Simplified Issue Limit                                     $50,000]

[AUTOMATIC INCREASES IN FACE AMOUNT

On the first day of each calendar year, the Face Amount of employee insurance may be automatically increased if:

        1. The Insured is an employee and has received an increase in earnings or a change in employee eligible class which, applying the formula for determining the Face Amount of insurance described in the Specifications shows that the increase in earnings or change in employee eligible class results in an increase in the Face Amount of insurance; and

        2. The Insured is actively at work on the first day of the calendar year the increase would become effective. If the Insured is not actively at work on that date, the increase will become effective on the first processing date following the Insured's return to active work.

The Owner may refuse an automatic increase by notice to Us given within 31 days of the first day of the calendar year on which the increase would otherwise be effective. If the Owner refuses an automatic increase, no future automatic increases will be available to the Insured until the Company is furnished with satisfactory evidence of insurability.]




GVL95(P)                              3

------------------------------------------------------------------------------
                               SPECIFICATIONS
------------------------------------------------------------------------------



PREMIUM PAYMENT AND INVESTMENT INFORMATION


[Minimum initial premium due on the Coverage Date]

[Subsequent premiums are flexible as indicated in the PREMIUM PAYMENT Section.]



Allocations

  Maximum Divisions at any one time               [5]

  Reallocations

           Maximum Number per Year                [6]


[In those states that require the premium to be returned during the 10 Day Right to Examine Certificate provision on the first page of the Certificate, all monies will be allocated to the Short Term Investment Division during such Right to Examine Certificate period. After such period, the monies received will be allocated as instructed by the Owner.]


[MANAGED SEPARATE ACCOUNT DIVISIONS]

[Each Division invests directly in portfolios of securities designed to meet the objectives of the Divisions. Some of the Divisions designated may be managed by investment advisors other than Us.]

[None Available]


[UNIT SEPARATE ACCOUNT DIVISIONS]

[Each Division invests in an underlying open ended management investment company registered under the 1940 Investment Company Act.]

[None Available]


[DIVISIONS]

The ICMG Registered Variable Life Separate Account One is a unit investment trust separate account organized in the State of Wisconsin. It is governed by the laws of the State of Wisconsin and registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

[Each Division invests in an underlying open ended management investment company registered under the Investment Company Act of 1940.

[List Available Funds]




GVL95(P)                              3A

------------------------------------------------------------------------------
                                 SPECIFICATIONS
------------------------------------------------------------------------------



SEPARATE ACCOUNT CHARGES

We charge a maximum [.65%] of the assets in each Division on an annual basis equal to a daily charge of [.001781%] for mortality and expense risks. We reserve the right to increase the charge, but in no event above [.65%] on an annual basis.

[For the divisions of the Unit Separate Account, We charge an advisory fee as shown for each Division in the Unit Separate Account Divisions section of the Specifications.]

[For the divisions of the Managed Separate Account, We charge an advisory fee as shown for each Division in the Managed Separate Account Divisions section of the Specifications.]



POLICY FACTS


CHARGE DEDUCTION DIVISION            - [Short Term Investment Division].

MORTALITY TABLE AND INTEREST RATE    - [1980 CSO Mortality Table Age [Near/
                                       Last] Birthday (Male and Female)
                                       [Smoker and Nonsmoker] (or appropriate
                                       increases in such tables for non-
                                       standard risks). Interest at 4.00% per
                                       year.]

MATURITY DATE                        - Coverage Year anniversary [following/
                                       nearest] Insured's [100th] birthday

LOANS

        Maximum Loan Value Percentage           [90%]

        Loan Interest Due Dates                 [Each Processing Date]


PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE

        Maximum Withdrawal Percentage           [90%]

        Minimum Withdrawal                      [$500]

        Number Per Coverage Year                [1]

RIDERS

        [None]




GVL95(P)                              3B

------------------------------------------------------------------------------
                               SPECIFICATIONS
------------------------------------------------------------------------------


CHARGES

EXPENSE CHARGES


        Premium Loading                               Maximum [9.0%] of premiums collected,
                                                      plus [1.75%] of premiums to cover state
                                                      and local taxes, plus [1.25%] of premiums
                                                      to cover the cost of federal income taxes
                                                      imposed under Section 848 of the Internal
                                                      Revenue Code. We will adjust the charges to
                                                      cover taxes based on changes in applicable law.

        Administrative charges for each
        Processing Period deducted on each
        Processing Date from Investment Value          [$5.00] We reserve the right to increase
                                                       this charge, but it will not exceed [$10]
                                                       per Processing Date.

        Excess Allocation Charge - [None]

        Face Amount Increase Charge - [None]


INSURANCE CHARGES

        Cost of Insurance charges for each Processing Period, deducted on each Processing Date from the Investment Value, will be calculated as shown in the CASH VALUE OF BENEFITS Section. In no event will the cost of insurance rate exceed rates identified in the Guaranteed Maximum Cost of Insurance Rate section for the [sex,] attained age and underwriting class of the Insured.

        Charges for Riders - [None]


SURRENDER CHARGES



        [Partial Withdrawal Processing Fee             $25 or 2% of the amount withdrawn, whichever
                                                       is less.]

GUARANTEED MAXIMUM COST OF INSURANCE RATES

         See attached Tables


VARIABLE INSURANCE FACTORS

         See attached Tables


PAYMENT OPTIONS

         Minimum Interest Rate: [3%]

         Mortality Table for Payment Options
         with Life Contingencies: [1983 Table "a"]



GVL95(P)                              3C

--------------------------------------------------------------------------------
                                SPECIFICATIONS
--------------------------------------------------------------------------------

       GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF COVERAGE
          FOR THE ATTAINED AGE AT THE BEGINNING OF EACH COVERAGE YEAR
                     BASED ON THE 1980 CSO MORTALITY TABLE

                             STANDARD RATING CLASS

ATTAINED                          ATTAINED                          ATTAINED
  AGE       MALE      FEMALE        AGE       MALE      FEMALE        AGE       MALE      FEMALE

  [20      .158471    .087542        45      .379960    .297152        70     3.353673   1.861440
   21      .159306    .089210        46      .410927    .317220        71     3.681989   2.041944
   22      .157637    .090879        47      .444418    .338128        72     4.060290   2.267226
   23      .155132    .092547        48      .479596    .361551        73     4.496204   2.544475
   24      .151793    .095050        49      .518979    .386655        74     4.983518   2.872449

   25      .147620    .096718        50      .560894    .414276        75     5.513313   3.243922
   26      .144281    .099221        51      .610378    .443581        76     6.076525   3.653355
   27      .142612    .101724        52      .665766    .476245        77     6.665690   4.094284
   28      .141777    .105061        53      .728747    .513950        78     7.275881   4.567162
   29      .142612    .108398        54      .800179    .552509        79     7.923872   5.085703

   30      .144281    .112570        55      .876715    .592762        80     8.635205   5.672859
   31      .148454    .116742        56      .960053    .633033        81     9.430778   6.350514
   32      .152628    .120914        57     1.046840    .671642        82    10.338952   7.140527
   33      .159306    .125086        58     1.139616    .708588        83    11.373499   8.058585
   34      .166820    .131762        59     1.239245    .748070        84    12.513845   9.091985

   35      .176004    .137604        60     1.349978    .792613        85    13.737727  10.231576
   36      .186859    .146785        61     1.473551    .848112        86    15.021846  11.470894
   37      .200220    .157637        62     1.613407    .917954        87    16.356613  12.808170
   38      .215255    .170159        63     1.772172   1.007228        88    17.737983  14.246631
   39      .232798    .185189        64     1.949092   1.110929        89    19.171986  15.797873

   40      .252016    .201891        65     2.143422   1.224040        90    20.677655  17.482656
   41      .274581    .220267        66     2.350996   1.343212        91    22.287142  19.335048
   42      .297152    .239482        67     2.572761   1.464235        92    24.063468  21.418993
   43      .323073    .257865        68     2.808822   1.583722        93    26.119927  23.852379
   44      .349839    .277089        69     3.065321   1.712708        94    28.812996  26.926360

                                                                       95    32.817580  31.310115
                                                                       96    39.642945  38.504789
                                                                       97    53.066045  52.275714
                                                                       98    85.526850  85.053610]

GVL95(P)                              3D

--------------------------------------------------------------------------------
                                SPECIFICATIONS
--------------------------------------------------------------------------------

                    GUARANTEED VARIABLE INSURANCE FACTORS
  BASED ON THE 1980 CSO MORTALITY TABLE AND A 4% EFFECTIVE ANNUAL INTEREST RATE

                             STANDARD RATING CLASS

ATTAINED                          ATTAINED                          ATTAINED
  AGE       MALE      FEMALE        AGE       MALE      FEMALE        AGE       MALE      FEMALE

  [20     6.403123   7.640955        45     2.881946   3.369530        70     1.489856   1.649461
   21     6.219229   7.397464        46     2.794368   3.266764        71     1.460111   1.608385
   22     6.038836   7.160827        47     2.710152   3.167682        72     1.431800   1.568918
   23     5.861092   6.930870        48     2.629166   3.072100        73     1.404991   1.531244
   24     5.685870   6.707421        49     2.551228   2.979961        74     1.379763   1.495532

   25     5.513088   6.490682        50     2.476281   2.891135        75     1.356114   1.461853
   26     5.342706   6.280094        51     2.404174   2.805538        76     1.333966   1.430158
   27     5.175161   6.075821        52     2.334952   2.723025        77     1.313184   1.400326
   28     5.011023   5.877664        53     2.268556   2.643540        78     1.293592   1.372171
   29     4.850555   5.685704        54     2.204960   2.567095        79     1.274998   1.345505

   30     4.694139   5.499715        55     2.144137   2.493469        80     1.257276   1.320208
   31     4.541898   5.319718        56     2.085932   2.422497        81     1.240393   1.296248
   32     4.394217   5.145470        57     2.030235   2.353955        82     1.224363   1.273652
   33     4.250944   4.976747        58     1.976847   2.287579        83     1.209265   1.252481
   34     4.112329   4.813335        59     1.925633   2.223138        84     1.195190   1.232795

   35     3.978289   4.655558        60     1.876476   2.160564        85     1.182142   1.214556
   36     3.848837   4.502977        61     1.829335   2.099857        86     1.170054   1.197666
   37     3.723948   4.355964        62     1.784175   2.041150        87     1.158796   1.181981
   38     3.603658   4.214481        63     1.740994   1.984602        88     1.148210   1.167335
   39     3.487865   4.078449        64     1.699799   1.930420        89     1.138111   1.153543

   40     3.376529   3.947875        65     1.660553   1.878626        90     1.128296   1.140410
   41     3.269499   3.822603        66     1.623184   1.829102        91     1.118543   1.127721
   42     3.166756   3.702457        67     1.587556   1.781663        92     1.108597   1.115242
   43     3.067980   3.587157        68     1.553539   1.736063        93     1.098167   1.102705
   44     2.973125   3.476256        69     1.520999   1.692027        94     1.086915   1.089813

                                                                       95     1.074621   1.076306
                                                                       96     1.061229   1.062086
                                                                       97     1.046984   1.047342
                                                                       98     1.032668   1.032774
                                                                       99     1.021407   1.021407]

Variable Insurance Factors between anniversaries of the Coverage Date will be furnished on request.


GVL95(P)                              3E

--------------------------------------------------------------------------------
                            SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   [ACTIVELY AT WORK means the employee is performing all of the regular duties of the employee's occupation at the employee's usual place of employment on Full Time work schedule which is in no way curtailed or altered because of the employee's health.]

              ADJUSTABLE LOAN INTEREST RATE means a Loan interest rate that is adjusted from time to time by Us. The calculation of the Adjustable Loan Interest Rate is described in the Loans provision of this Policy.

              AGE
              * Attained Age means the Issue Age plus the period since the
                Coverage Date.
              * Issue Age means an Insured's age on the birthday
                [following/nearest] to the Coverage Date.

              ALLOCATION DATE(S) means the date premiums are applied to the separate account Divisions. It is the later of the Coverage Date and the date We receive and accept the premium.

              CASH VALUE means the Investment Value plus the Loan Account
              Value.

              CHARGE DEDUCTION DIVISION means a division from which all charges are deducted if so designated in the enrollment form or later elected.

              CHARGES
              * Expense Charges mean premium loading, administrative charges,
                Face Amount increase charge, and excess allocation charges, as shown in the Specifications.

              * Insurance Charges mean cost of insurance charges and charges for benefit riders.

              * Separate Account Charges mean deductions from separate
                account Divisions and other Division Charges as shown in the Specifications.

              * Surrender Charge means the charge for the full surrender of a
                Certificate or partial withdrawal of the Cash Surrender Value under a Certificate. The amount charged is shown in the Specifications.

              COMPANY means ITT Hartford Life and Annuity Insurance Company.

              COVERAGE DATE means the date insurance under this Policy is effective as to an Insured shown in the Certificate
              Specifications.

              COVERAGE YEAR(S) means the 12 month period following the Coverage Date and each anniversary thereof.

              CUSTOMER SERVICE CENTER means the service area of ITT Hartford Life and Annuity Insurance Company, P.O. Box 2999, Hartford, CT 06104-2999.

              DEBT means any Loan plus accrued interest.

              DIVISION(S) means Divisions of the separate accounts.

              [EARNINGS means basic wages, and does not include overtime, bonuses, commissions and any other extra compensation.]

              EFFECTIVE DATE means the date the Group Policy takes effect which is also its date of issue.

              FACE AMOUNT means the minimum death benefit as long as the Certificate remains in force. It is specified at issue and may be changed after issue on request or due to a change in the death benefit option or a partial withdrawal.

              [FULL TIME means a normal week of at least [32] hours. If an employee is on approved leave (and not because of the employee's health) or on vacation, the employee is considered to be Actively at Work.]


GVL95(P)                               4

--------------------------------------------------------------------------------
                            SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   GENERAL ACCOUNT means the assets of ITT Hartford Life and
(CONTINUED)   Annuity Insurance Company other than the assets of Our separate accounts.

              [GUARANTEED ISSUE LIMIT means the maximum amount of life insurance that may be issued if the proposed Insured is Actively at Work without any other evidence of insurability.]

              INSURED means the person identified as such in the Certificate Specifications.

              INVESTMENT VALUE means the sum of the values of assets in the Divisions under a Certificate.

              LOAN means any Investment Value amount borrowed.

              LOAN ACCOUNT means that portion of Our General Account to which amounts are transferred as a result of a Loan. The Loan Account is credited with interest and is not based on the investment experience of the separate account.

              LOAN ACCOUNT VALUE means the amounts of the Investment Value transferred to (or from) the Loan Account to secure Loans plus interest accrued at the daily equivalent of an annual rate equal to the Adjustable Loan Interest Rate actually charged reduced by not more than 1%.

              MATURITY DATE means the date an Insured's coverage matures as shown in the Specifications. We will pay the Cash Surrender Value, if any, if the insured is living on the Maturity Date.

              MORTALITY AND EXPENSE RISK CHARGE is to cover expense and mortality risks that We are assuming.

              NET AMOUNT AT RISK means the difference between the amount payable on death and the Cash Value.

              NYSE means the New York Stock Exchange.

              OWNER means the person, firm, association or corporation named as such in the Certificate Specifications.

              [PARTICIPATING EMPLOYER means an employer or other entity who is approved for insurance coverage for its employees or members under this Policy.]

              POLICYHOLDER means the entity to whom this Policy is issued.

              PROCESSING DATE(S) means the days on which We deduct charges from the Investment Value. The first Processing Date is the Coverage Date. There is a Processing Date each month. Later Processing Dates are on the same calendar day as the Coverage Date, or on the last day of any month which has no such calendar day.

              PROCESSING PERIOD means the period from the Coverage Date to the next Processing Date and thereafter the period from one Processing Date to the next.

              SEC means the Securities and Exchange Commission.

              [SIMPLIFIED ISSUE LIMIT means the maximum amount of life insurance that may be issued without full underwriting.]

              VALUATION DAY means each business day, unless the Specifications indicate otherwise. A business day is any day the NYSE is open for trading or any day the SEC requires mutual funds, unit investment trusts or other investment portfolios to be valued.

              VALUATION PERIOD means each Valuation Day together with the days immediately before it that are not Valuation Days.

              VARIABLE INSURANCE AMOUNT means the Cash Value multiplied by the applicable Variable Insurance Factor.


GVL95(P)                               5

--------------------------------------------------------------------------------
           SECTION II - ELIGIBILITY, EFFECTIVE DATE AND TERMINATION
--------------------------------------------------------------------------------

ELIGIBILITY, [PARTICIPATION: Each participant in the Policyholder (trust) is EFFECTIVE eligible to become an employer under this policy, subject to Our
DATE AND      approval of the participant's application to participate under
TERMINATION   this Policy. If the application is approved, the employer's participation under this Policy will begin on the effective date of the Policy or the date the application is approved, whichever is later.]

              ELIGIBILITY: An [employee] is eligible if the [employee is employed by the employer], is in an eligible class [of employees] as shown in the Specifications, [is Actively at Work] and has completed the waiting period.

              WAITING PERIOD: The waiting period is the period of continuous [employment by the employer on a Full Time basis] before the [employee's] insurance can become effective. The waiting period under this policy is shown in the Specifications.

              ELECTION OF INSURANCE: To elect insurance, [an eligible employee] must complete the necessary enrollment form furnished by Us [and, when the Face Amount exceeds the simplified underwriting limit, provide Us with evidence of insurability, which shows that the employee is an acceptable risk.]

              EFFECTIVE DATE OF INSURANCE: Each [eligible employee] will become covered under this Policy on the Coverage Date shown in the Certificate Specifications, subject to the following requirements:

              1.  an initial premium has been received by Us; and

              2. Our underwriting requirements have been met and issuance of the Certificate has been approved by Us.

              TERMINATION OF INSURANCE: Insurance will terminate as to the insured on the earliest of the following dates:

              1. The date this Policy [or the Participating Employer's participation agreement] is discontinued. See the CONTINUATION OF INSURANCE Section.

              2.  The date the Owner requests termination by written notice.

              3.  The Maturity Date.

              4. Thirty-one days after We mail to the Owner notice that the Cash Surrender Value is zero and there is Debt and no payment has been received before the end of the thirty-one day period.

              5. Sixty-one days after We mail to the Owner notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due and no payment has been received before the end of the sixty-one day period.

              6.  The date of death of the Insured.

              7. The date this Policy [or the Participant's participation agreement] is amended to terminate the insurance for the class of persons to which the insured belongs. See the CONTINUATION OF INSURANCE Section.

              8. The date the Insured is no longer in an eligible class of persons. See the CONTINUATION OF INSURANCE Section.

              DISCONTINUANCE OF POLICY: This policy may be discontinued by Us or the Policyholder. The party who initiates the discontinuance will send a notice of discontinuance to each Owner of record, at his or her last known address, at least 15 days prior to the date of discontinuance.

              No new enrollment forms for new Insured's will be accepted on or after the date notice of discontinuance is received or sent by Us, whichever is applicable.

              TERMINATION OF POLICY: This Group Policy will terminate when all coverage on all Insureds has terminated.


GVL95(P)                               6

--------------------------------------------------------------------------------
                     SECTION III - LIFE INSURANCE BENEFITS
--------------------------------------------------------------------------------

LIFE          FACE AMOUNT: The Face Amount for each Insured is shown in the
INSURANCE     Specifications of each Certificate. The Face Amount of a
BENEFITS      Certificate may be increased or decreased by a written request made by the Owner during the lifetime of the Insured and while the Certificate is in force.

              INCREASE IN FACE AMOUNT: An increase in Face Amount will be effective if:

              1. Satisfactory evidence of insurability of the Insured is provided to us;

              2.  The Insured is insurable according to Our underwriting rules;
                  and

              3. An amount equal to two times the cash value deductions (described in the CASH VALUE OF BENEFITS Section) due on the next two Processing Dates is paid, if the Cash Surrender Value of the Certificate is less than this sum.

              The effective date of the increased Face Amount will be the first Processing Date after all the conditions mentioned above have been met. We will notify the Owner that the change has been made.

              The minimum amount of an increase in Face Amount is shown in the Specifications.

              DECREASE IN FACE AMOUNT: The Face Amount will be decreased or eliminated in the following order;

              1.  First, the most recent increase.

              2.  Second, the next most recent increases successively.

              3.  Last, the initial Face Amount.

              [A surrender charge, if applicable will be deducted from the Cash Value of the Certificate on the date of the decrease. Such charge will be:

              1. The surrender charge for any increased amount which is eliminated in the order set forth above; plus

              2. A pro-rata share of the surrender charge for a partial reduction in an increase or in the initial Face Amount.]

              The effective date of the decreased Face Amount will be the first Processing Date on or following the date of Our receipt of the request for a decrease. We will notify the Owner that the change has been made.

              The minimum decrease amount is shown in the Specifications. The decrease will not be approved if it results in a Certificate Face Amount less than the Minimum Face Amount shown in the Specifications.

              VARIABLE INSURANCE AMOUNT: The Variable Insurance Amounts will vary daily based on investment results and any premiums paid. The Variable Insurance Amount on any date will be determined as follows:

              1.  The Cash Value as of such date; MULTIPLIED BY

              2.  The Variable Insurance Factor as of such date.

              The Table of Variable Insurance Factors is in the Specifications.


GVL95(P)                               7

-------------------------------------------------------------------------------
                        SECTION III - LIFE INSURANCE BENEFITS
-------------------------------------------------------------------------------

LIFE          DEATH PROCEEDS: We will pay the death proceeds to the
INSURANCE     beneficiary upon due proof of the death of an Insured before the
BENEFITS      Maturity Date. The proceeds may be paid in cash or be allocated
(CONTINUED)   to any other payment option selected by the beneficiary and agreed upon by Us.

              Death Proceeds depend upon the Death Benefit Option in effect and are determined at the date of death of an Insured as follows:

              DEATH BENEFIT OPTION A

              1. The death benefit, which is the larger of the Face Amount and the Variable Insurance Amount; LESS

              2. Any Debt; PLUS

              3. Any amounts due from riders.

              DEATH BENEFIT OPTION B

              1. The death benefit, which is the larger of (a) the Face
                 Amount plus the Cash Value and (b) the Variable Insurance Amount; LESS

              2. Any Debt; PLUS

              3. Any amounts due from riders.

              The Death Benefit Option in effect is shown in the Certificate Specifications.

              CHANGES IN DEATH BENEFIT OPTION: The Death Benefit Option of a Certificate may be changed by a written request made by the Owner during the lifetime of the Insured and while the Certificate is in force. If the change is from Option A to Option B, satisfactory evidence of insurability must be provided to Us. If the change is to Option B, the Face Amount after the change will be equal to the Face Amount before the change less the Cash Value on the effective date of change. If the change is to Option A, the Face Amount after the change will be equal to the Face Amount before the change plus the Cash Value on the effective date of change. The change will become effective at the beginning of the Coverage month following Our approval. We will notify the Owner that the change has been made.

              If the Insured dies during any grace period We will pay the beneficiary the Death Proceeds in effect immediately prior to such grace period reduced by the sum of any overdue charges and any charges incurred to the date of death.

              INTEREST ON DEATH PROCEEDS: Interest will be paid on death proceeds from date of death to date of payment. Interest will never be less than required by applicable law.

              BENEFICIARY: We will pay the death proceeds to the designated beneficiary. Unless the designation of the beneficiary is irrevocable, there is a right to change beneficiaries.
              Written notice of change must be given to Us in a form satisfactory to Us, and the change is subject to Our approval. If approved, the change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

GVL95(P)

-------------------------------------------------------------------------------
                     SECTION IV - CONTINUATION OF INSURANCE
-------------------------------------------------------------------------------

CONTINUATION If premium payments are discontinued, We will continue insurance OF INSURANCE Coverage under the Certificate as long as the Cash Surrender
              Value is sufficient to cover the charges due. This Continuation of Insurance provision will not continue the Coverage under the Certificate beyond age 100, nor will it continue any optional benefit rider beyond its date of termination.

              If this Policy is discontinued or if this Policy is amended to discontinue the eligible class to which an Insured belongs or if the Insured ceases to be a member of an eligible class [and if the Coverage on the Insured is not transferred to another insurance carrier,] any insurance then in effect under a Certificate will remain in force under the Certificate, provided it is not cancelled or surrendered by the Owner, subject to the qualifications stated above. [All Certificate premiums will be changed from a list bill status to a direct billing status.] Certificate premiums will then be payable by the Owner directly to Us.

              [Certificates on a direct billing basis are in a separate and distinct class from Certificates who are on a list bill basis.]

GVL95(P)

-------------------------------------------------------------------------------
                         SECTION V - NONFORFEITURE BENEFITS
-------------------------------------------------------------------------------

NONFORFEITURE There are rights and benefits available to the Owner during the
BENEFITS      Insured's lifetime.

              CASH VALUE BENEFITS: If the Cash Surrender Value is positive, the Owner may surrender the Certificate to receive the full Cash Surrender Value.

              CASH SURRENDER VALUE: The Cash Surrender Value is determined as follows:

              1. Determine the Cash Value:

              2. Deduct any Expense Charges, Insurance Charges, [and
                 Surrender Charges] shown in the Specifications incurred but not yet deducted; and

              3. Deduct any Debt.

              The Cash Surrender Value may be paid in cash or allocated to any other payment option agreed upon by Us. To surrender a Certificate a written request for surrender in a form satisfactory to Us must be submitted to Our Customer Service Center. The surrender will take effect on the Valuation Day the request is received by Us. We will determine the Cash Surrender Value as of the Valuation Day We receive the written request at Our Customer Service Center. We will usually pay the Cash Surrender Value within seven days, but We may delay payment as described under the PAYMENTS WE MAY DEFER provision.

              PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE: Partial withdrawal of the Cash Surrender Value can be made before the Maturity Date subject to any limitations described below and contained in the Specifications. Each partial withdrawal is subject to a Surrender Charge called a Partial Withdrawal Administrative Fee, which is shown in the Specifications. Unless the Owner specifies otherwise, partial withdrawals and any applicable Surrender Charges will be allocated in proportion to the Investment Value in each Division as of the date of the partial withdrawal. Any partial withdrawal will have permanent effect on the Cash Surrender Values and may have a permanent effect on the death benefits. Partial withdrawal will reduce the Cash Surrender Value, Cash Value, and Investment Value. If Death Benefit
              Option A is in effect, a partial withdrawal and any applicable Surrender Charges will be deducted from the Face Amount.

              A request for a partial withdrawal must be made in written form satisfactory to Us. The effective date of a partial withdrawal will be the Valuation Day We receive a written request at Our Customer Service Center. The amount requested must be at least equal to the minimum partial withdrawal amount shown in the Specifications.

              The Maximum Withdrawal Percentage is shown in the Specifications. The amount of a partial withdrawal may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the Maximum Withdrawal Percentage, less existing Debt.

GVL95(P)

-------------------------------------------------------------------------------
                             SECTION VI - PAYMENT OPTIONS
-------------------------------------------------------------------------------

PAYMENT       In lieu of a cash payment in one sum, the Owner may elect
OPTIONS       to have the whole or any part of the proceeds due at the
              surrender of a Certificate held by Us paid under any payment option selected by the Owner and agreed upon by Us. At the death of an Insured, in lieu of a cash payment in one sum, the beneficiary may elect to have the whole or any part of the death proceeds held by Us and paid under any payment option selected by the beneficiary and agreed upon by Us. For each payment option selected We will issue a written agreement putting the selection into effect.

GVL95(P)

-------------------------------------------------------------------------------
                               SECTION VII - LOANS
-------------------------------------------------------------------------------

LOANS         GENERAL: The Owner may borrow against the Cash Surrender Value.
              The Certificate will be the only security We require for the Loan. A Loan may be taken any time if insurance is in effect. The Loan may be repaid at any time while the Insured is living.

              WHEN WE WILL MAKE A LOAN: We will usually loan the money within 7 business days after We receive a request satisfactory to Us. We may delay making the Loan as described in the PAYMENTS WE MAY DEFER provision.

              LOAN VALUE: The maximum Loan value percentage is shown in the Specifications. The amount of the Loan may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the maximum Loan value percentage, less existing Debt. [Since a Loan amount is removed from the Divisions of the separate account, the amount available for a Loan may be limited by the liquidity of the investment portfolio of the affected Division(s).]

              INTEREST: Interest accrues daily at the Adjustable Loan Interest Rate. The interest rate will be effective at the beginning of each Coverage Year and it applies to new and outstanding Loans. Interest payments are due as shown in the Specifications. If interest is not paid within 5 days of its due date it will be added to the amount of the Loan as of its due date. The sum of all outstanding Loans plus accrued interest is the Debt.

              There is a maximum interest rate that We can charge for Certificate loans. The rate charged will be determined two months before the start of each Coverage Year. The maximum rate will be the greater of 5% and the Published Monthly Average for the calendar month two months before the date on which the rate is determined. The Published Monthly Average means the "Moody's Corporate Bond Yield Average -- Monthly Average Corporates" as published by Moody's Investors Service, Inc., or any successor to that service. If that Monthly Average is no longer published, a substitute average will be used. The substitute average must be acceptable to the Insurance Commissioner of the state in which this Policy is issued.

              If the maximum loan interest rate for a Coverage Year is at least 1/2% higher than the rate in effect for the prior Coverage Year, We may increase the rate to not more than the new maximum. If the maximum loan interest rate for a Coverage Year is at least 1/2% lower than the rate in effect for the prior Coverage Year, We will decrease the rate to not more than that new maximum.

              Interest will accrue daily from the date of the loan, and is due on each anniversary of the Coverage Date. Unpaid interest will be added to existing debt, and will bear interest at the same rate.

              The initial Adjustable Loan Interest Rate is shown in the Certificate Specifications. We will give 30 days advance written notice before the start of each Coverage Year of the interest rate for the new Coverage Year. If there is an existing Loan on the Certificate, We will give the Owner at least 15 days advance notice of any increase or decrease in the Adjustable Loan Interest Rate.

              EFFECTS OF A LOAN: A Loan will be taken out of the Divisions and a repayment or Loan interest payment will go into the Divisions. A Loan reduces the Investment Value while repayment or Loan interest payment increases it. Unless the Owner specifies otherwise. Loans, repayments, and Loan interest payments will be allocated in proportion to the Investment Value in each Division as of the date of the Loan, repayment, or Loan interest payment. A Loan, whether or not repaid, will have a permanent effect on the Cash Surrender Value and may have a permanent effect on the death benefit. If not repaid, the Loan will reduce the amount of death proceeds. If on any business day there is a Loan outstanding and the Cash Surrender Value is negative, We will send an overloan notice to the Owner. We will terminate the Certificate 31 days after We send the overloan notice. We will notify anyone who holds the Certificate as collateral at their last known address.

GVL95(P)

-------------------------------------------------------------------------------
                          SECTION VIII - PREMIUM PAYMENTS
-------------------------------------------------------------------------------

PREMIUM       Additional premiums may be paid at any time while coverage is in
PAYMENTS      force. We reserve the right to request evidence of insurability satisfactory to Us before We accept any premium payment which would increase the Net Amount at Risk. Unless specified otherwise, if there is any Debt, any additional premium payment will be used as a Loan repayment with any excess applied as an additional premium payment.

              We also reserve the right to return any premium that would cause the Certificate to be disqualified as life insurance under Section 7702 of the Internal Revenue Code, as amended.

              The initial premium payment is required to put the Certificate in effect. The amount and allocation of the initial premium payment is shown in the Certificate Specifications.

              On the date We receive and accept a premium payment the Variable Insurance Amount will reflect such payment.

              GRACE PERIOD: a grace period of 61 days will be allowed following the date We mail to the Owner notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due. Unless the Owner has given Us written notice of termination in advance of the date of termination of any Certificate, insurance will continue in force during the grace period. The Owner will be liable to Us for all Expense Charges and Insurance Charges then unpaid for the period the Certificate remains in force.

              REINSTATE CERTIFICATE: Reinstatement of a Certificate may be requested within three (3) years of the date of lapse. Reinstatement will not be allowed after the death of the Insured, if the Certificate was surrendered for its Cash Surrender Value or if this Policy was discontinued.

              The cost to reinstate is a premium large enough to keep the coverage under the Certificate in force for at least three (3) months following the date of reinstatement.

              The effective date of reinstatement is the date We accept the request for reinstatement. We will not require evidence of insurability to reinstate within one month after the end of the grace period if the Insured is alive. In other cases, We will require evidence of insurability satisfactory to Us.

GVL95(P)

-------------------------------------------------------------------------------
                            SECTION IX - ALLOCATIONS
-------------------------------------------------------------------------------

ALLOCATIONS   PREMIUMS: The premium less premium loading shown in the
              Specifications is allocated to selected Divisions on the date We receive and accept it. The initial allocation is shown in the Certificate Specifications. Additional premiums will be allocated on the same percentage basis unless a change is requested by the Owner and agreed upon by Us (see ALLOCATION
              CHANGE FOR FUTURE PREMIUMS). On the date We receive and accept an additional premium payment the increase in the Investment
              Value will be allocated to the Divisions.

              REALLOCATION OF INVESTMENT VALUE: The Investment Value can be reallocated among the Divisions. The number of changes allowed each Coverage Year is shown in the Specifications. To make any change satisfactory notice must be given to Us. We may defer making such a change for up to 7 business days from receipt of such notice. Restrictions for reallocation into and out of the Divisions are shown in the Specifications.

              If on any Processing Date Debt exceeds the Loan Account Value, the amount of the excess will be reallocated to the Loan Account from the Divisions in proportion to the Investment Value in each Division on such date. Such a reallocation will not affect restrictions on or charges for any other reallocations.

              ALLOCATION CHANGES FOR FUTURE PREMIUMS: The percentage allocation of the invested portion of future premiums to the Divisions can be changed. Percentages must be in whole numbers. To make changes, We must be notified of the new percentages in a form satisfactory to Us. Any change will take effect with respect to premiums received on or after receipt of such notice.

              ALLOCATION OF CHARGES: All Expense and Insurance Charges deducted from the Investment Value on a Processing Date may be allocated to the Charge Deduction Division as shown in the Specifications. If no Charge Deduction Division is elected, these deductions will be made from the Divisions in proportion to the Investment Value in each Division.

              If the amount of the Investment Value of the Charge Deduction Division is less than required to cover all charges due on such date:

              1. We will apply the Investment Value of the Charge Deduction
                 Division to the charges due and set the Investment Value in the Division to zero: and

              2. Any additional amount due will be allocated among the
                 remaining Divisions in the proportion that each Division's Investment Value bears to the Total Investment Value.

GVL95(P)

--------------------------------------------------------------------------------
                         SECTION X - CASH VALUE OF BENEFITS
--------------------------------------------------------------------------------

CASH VALUE    GENERAL: The insurance benefits under this Policy are provided
OF BENEFITS   through investments made in Our separate account.

              SEPARATE ACCOUNTS: These accounts are separate from Our General Account and any other separate accounts We may have. They support variable life insurance benefits and are used for other purposes permitted by applicable laws and regulations. We own the assets in the separate accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities from any other business We conduct. We may transfer to Our General Account assets exceeding the reserves and other liabilities of the separate accounts.

              The separate accounts are governed by the laws of Our state of domicile.

              Income and realized and unrealized gains or losses from assets in the separate accounts are credited to or charged against the accounts without regard to other income, gains or losses in Our other investment accounts.

              CHANGES WITHIN A SEPARATE ACCOUNT: We may at times, make additional separate account Divisions available to the Owner. We may also eliminate Divisions, combine two or more Divisions or substitute a new portfolio for the portfolio in which a Division invests. We will obtain required regulatory approvals to affect the aforementioned changes, if any.

              Subject to any required regulatory approvals, We have the right to transfer assets of a separate account or of a Division to another separate account or Division or combine the separate account with other separate accounts.

              INVESTMENT VALUE IN EACH DIVISION: On the Coverage Date the Investment Value is allocated to each Division as shown in the Specifications.

              Thereafter, the Investment Value in each division is:

              1. The Investment Value of the Division at the end of the last Valuation Period.

              2. Multiply (1) by the Division's net rate of return for the current Valuation Period.

              3.  Add (1) and (2).

              4. Add to (3) any experience credits not paid in cash, any premium payments (less any deductions shown in the Specifications) allocated to the Division during the current Valuation Period.

              5. Add or subtract reallocations to or from that Division during the current Valuation Period.

              6. Add or subtract from (5) any amounts allocated to the Division during the current Valuation Period because of a Loan, Loan interest payment, Loan repayment or partial withdrawal.

              7. If a processing date occurs during the current Valuation Period, subtract from (6) the amounts allocated to that Division for:

                  a.  Administrative Expense Charges; and
                  b.  Insurance Charges.

                  Amounts in (7) will be allocated to each Division in the proportion that (6) bears to the Investment Value, unless a Charge Deductions Division applies.


GVL95(P)                              15

--------------------------------------------------------------------------------
                         SECTION X - CASH VALUE OF BENEFITS
--------------------------------------------------------------------------------

CASH VALUE    8.  If the charges in (7) exceed the amount in (6), first
OF BENEFITS       calculate the Cash Surrender Value for the amount of any
(CONTINUED)       overdue charges and then set the Investment Value in each
                  Division to zero.

              CASH VALUE DEDUCTIONS:

              COST OF INSURANCE: We will deduct the cost of insurance on each Processing Date as follows:

              1. We determine the death benefit as of the beginning of the Processing Period, and discount it with interest for one month since deaths are assumed to occur at the end of each month.

              2. We subtract from (1) the Cash Value as of the beginning of the Processing Period.

              3. We determine the current cost of insurance rate based on the [sex,] Attained Age, and underwriting class.

              4.  We multiply (2) by (3).

              We may reduce or increase the cost of insurance rates from time to time. The change will never be retroactive. The rates will never be more than the guaranteed maximum cost of insurance rates shown in the Specifications.

              OTHER DEDUCTIONS: Expense Charges are shown in the Specifications. The cost of any benefits from riders is also shown in the Specifications.

              CHANGES IN CHARGES: Changes in Expense Charges, Insurance Charges, Separate Account Charges or Surrender Charges will be by class and based upon changes in future expectations for such elements as: mortality, persistency, expenses and taxes.

              MEASUREMENT OF INVESTMENT EXPERIENCE FOR DIVISIONS: The investment experience of a separate account Division is determined at the end of each Division's Valuation Period. We use an index to measure changes in experience during a Valuation Period. The index is set at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the last Valuation Period multiplied by the experience factor for the current Valuation Period.

              THE EXPERIENCE FACTOR:

              [UNIT SEPARATE ACCOUNT] DIVISIONS: The experience factor for a Valuation Period reflects the investment experience of the portfolio in which the Division invests and the charges assessed to the Division. The factor is calculated as follows:

              1. Calculate the net asset value at the end of a current Valuation Period of a Division's corresponding portfolio.

              2. Add the amount of any dividend or capital gains distribution declared during the current Valuation Period for such portfolio. Subtract a charge for taxes, if any.

              3. Divide (2) by the net asset value of the portfolio at the end of the last Valuation Period.

              4. Subtract the Separate Account Charges for each Division shown in the Specifications for each day in the Valuation Period.

              Calculations for Divisions investing in open ended investment management companies are on a per unit basis. Calculations for Divisions investing in mutual fund portfolios are made on a per share basis.


GVL95(P)                              16

--------------------------------------------------------------------------------
                         SECTION X - CASH VALUE OF BENEFITS
--------------------------------------------------------------------------------

CASH VALUE    [MANAGED SEPARATE ACCOUNT DIVISIONS: The experience factor
OF BENEFITS   reflects the investment experience of each Division as well as
(CONTINUED)   the charges assessed against such Division. The factor is
              calculated as follows:

              1. Calculate the value of the net assets in the Division at the end of the preceding Valuation Period. The net assets in a Division are equal to the total assets of the Division less the total liabilities of the Division.

              2. Calculated the value of the net assets in the Division as of the end of the current Valuation Period before crediting payments received and processed or charging redemptions made and processed in the current Valuation Period and including charges for advisory and management costs for each day in the current Valuation Period.

              3.  Divide (2) by (1)

              4. Subtract the daily mortality and expense risk charge for each day in the current Valuation Period.

              5. Subtract any daily charge for taxes for each day in the current Valuation Period.]

              NET RATE OF RETURN FOR A DIVISION: The net rate of return during a Valuation Period is the experience factor for that Valuation Period minus one.


GVL95(P)                              17

--------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
--------------------------------------------------------------------------------

GENERAL       ENTIRE CONTRACT: This Policy including any attached rider,
PROVISIONS    endorsement, amendment, the Certificate, the application of the Policyholder, [and the enrollment form of the Owner] constitute the entire contract between the Policyholder and Us.
              All statements made by the Policyholder, or any Owner or Insured will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Policyholder or in a written instrument signed by the Owner, or Insured, a copy of which has been furnished to the Owner, Insured, beneficiary or Policyholder.

              AUTHORITY TO CHANGE: No change in this Policy will be valid unless approved by an officer of Ours and evidenced by endorsement on or amendment to this Policy signed by such officer and the Policyholder. No agent or broker has the authority to change any of this Policy's terms or to make any agreements binding on Us.

              NON-PARTICIPATING: This Policy does not participate in Our divisible surplus.

              INCONTESTABILITY: The validity of this Policy will not be contested after it has been in force for two years from its Effective Date.

              The insurance with respect to an Insured will not be contested after it has been in effect during the Insured's lifetime for two years from the Coverage Date.

              We rely on the statements that a [Participating Employer], an Insured or an Owner makes [in the enrollment form]. We can contest the validity of the coverage under this Policy if any material misstatements are made in the initial [enrollment form] or other document required to put coverage in force. We can also contest any amount payable because of a requested increase in Face Amount if any material misstatements are made in any document required when the Face Amount was increased. We cannot contest such coverage unless such statement is contained in a written instrument signed by a [Participating Employer], an Insured or Owner and a copy of such written instrument is provided to the Owner or the beneficiary.

              The amount of insurance provided under this Policy attributable to a premium payment that increases the Net Amount at Risk will be incontestable after it has been in effect during the Insured's lifetime for two years from the date We receive and accept such premium payment.

              SUICIDE: If an Insured dies by suicide, while sane or insane, within two years from the Coverage Date, Our liability will be limited to the return of the Cash Surrender Value.

              If an Insured dies by suicide, while sane or insane, within two years from the effective date of a requested increase in Face Amount, Our liability for such increase will be limited to the return of cash value deductions (described in the CASH VALUE OF BENEFITS Section) made.

              If an Insured dies by suicide, while sane or insane, more than two years after the Coverage Date but within two years from the date We receive and accept a premium payment which resulted in an increase in the Net Amount at Risk, Our liability with respect to coverage attributable to such payment is limited to the return of such cash value deductions (described in the CASH VALUE OF BENEFITS Section) made for such increase in the Net Amount at Risk.

              ASSIGNMENT: The benefits can be assigned by the Owner [subject to Our approval]. This does not change the ownership and all rights are subject to the terms of the assignment. To make or release an assignment, We must receive written notice satisfactory to Us at Our Customer Service Center. We are not responsible for the validity of any assignment.


GVL95(P)                              18

--------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
--------------------------------------------------------------------------------

GENERAL       OWNER: While the Insured is living, and while the Certificate
PROVISIONS    is in effect under this Policy, the Owner may name a new Owner
(CONTINUED)   [subject to Our approval]. Written notice of any change must be given to Us in a form satisfactory to Us. The change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at our Customer Service Center.

              MISSTATEMENT OF AGE [OR SEX]: If the age [or sex] of an Insured is misstated the amount of any benefits will be adjusted. The amount of the adjustment will be:

              1. The amount of insurance which the cost of insurance for the Processing Period would have purchased using the cost of insurance for the correct age [and sex]; less

              2. The amount of insurance actually used in calculating the cost of insurance for the Processing Period.

              If the age is misstated in such a way that the Insured was not eligible for coverage under this Policy, Our liability will be limited to a return of the premiums paid less any partial withdrawals that have been made and any outstanding Debt.

              CERTIFICATES: Certificates will be furnished [to the Owner] by Us. Each Certificate will summarize provisions of this Policy affecting an individual Insured.

              VALUE REPORTS: We will send the Owner reports at the times agreed upon by the Owner and Us, but not less than annually. The report will show the Face Amount, death benefit, Cash Surrender Value and any Loan as of such date. The report will also show the allocation of the Investment Value on such date and any changes since the last report. The report will also include any other information required by the insurance regulatory authority of the jurisdiction in which this Policy is issued.

              POLICY CHANGES-APPLICABLE TAX LAW: To receive the tax treatment accorded life insurance under Federal law, insurance under this Policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law. To maintain such qualification, We reserve the right to return any premium payments or to reject any requests for change in an Insured's coverage. Further, We reserve the right to make changes in this Policy or its riders or to make distributions to the extent We deem necessary to continue to qualify as life insurance. Any such changes will apply to all Certificates that are affected. The Policyholder and the Owner will be given advance written notice of such changes.

              PAYMENTS WE MAY DEFER: We may not be able to determine the value of the assets of the separate account Divisions because:

              1.  the NYSE is closed for trading;

              2.  the SEC determines that a state of emergency exists; or

              3. an order of the SEC permitting a delay for the protection of Owners.

              During such times, We may delay:

              1. determination and payment of partial withdrawals, Cash Surrender Values and Loan requests;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3.  allocation changes of the Cash Value.


GVL95(P)                              19

--------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
--------------------------------------------------------------------------------

GENERAL       We may, at any time, defer payment of partial withdrawals,
PROVISIONS    Cash Surrender Values or Loan requests up to 7 business days of
(CONTINUED)   a written request for amounts in the Divisions. For Divisions which are not valued on each business day, We may defer until the next Valuation Day:

              1) determination and payment of partial withdrawals, Cash Surrender Values and Loans;

              2) determination and payment of any death proceeds in excess of the Face Amount; and

              3)  reallocation of the Cash Value.

              [We may defer payment of the partial withdrawals, Cash Surrender Values or Loan requests on illiquid security investments to the date such securities become available without penalty. If payment is not deferred, a Surrender Charge as shown in the Specifications will be imposed to cover penalty costs for any premature withdrawals.]

              CLAIMS OF CREDITORS: Proceeds described in the Certificate will be free from creditors' claims to the extent allowed by law.

              COMPUTATIONS: Computations of maximum mortality costs are based on the mortality table and interest rate shown in the Specifications. We also use Attained Age[and sex] of the Insured and it is assumed death proceeds are incurred at the end of each month.

              TO CLAIM DEATH PROCEEDS: Contact Our Customer Service Center for instructions. Proceeds are usually paid within 7 business days after receipt of due proof of death and all other requirements.

              INSURANCE RECORDS: The Policyholder will furnish Us information relative to the insurance under this Policy as We may require to administer this Policy and determine premiums. Such records which in Our opinion have a bearing on this Policy will be open to Us for inspection at all reasonable times.

              CLERICAL ERROR: Clerical error in keeping records will not void insurance which otherwise would have been in force nor continue insurance which otherwise would have terminated. If an error is found, We will equitably adjust the premium. However, We will not adjust the premium for more than the three year period before the date the error was found.

              AGENCY: Neither the Policyholder nor any administrator appointed by the Policyholder is Our agent. We are not liable for any of their act or omissions.

              FACILITY OF PAYMENT: If no beneficiary is named, We reserve the right to pay an amount not to exceed $2,000 to any person We determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of the Insured.

              CHANGE IN PREMIUM OR OTHER STATE AND LOCAL TAXES: Following the effective date of any tax law, or change to any such law, applicable to this Policy, We have the right to change the amount due under this Policy for payment of such premium or other state and local taxes. The amount of such change will be determined by the amount of changes in the tax imposed. Any change due to a premium or other state and local tax will be separate from, and will not affect any change in cost of insurance made under the terms of this Policy.

              EXPERIENCE CREDIT: We will have the right to allow an experience credit in an amount determined by Us, based on the experience under this Policy. The amount of each experience credit may be paid to an Owner in cash or applied to and used to increase Investment Value and Variable Insurance Amount.





GVL95(P)                               20

              ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                       (herein called We, Our and Us)

                               Milwaukee, WI

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY issues this Certificate and certifies that the person named in the Specifications is insured under the Group Policy issued to the Policyholder. All insurance will take effect on the Coverage Date shown in the Specifications.

This Certificate describes the benefits and provisions of the Group Policy. The Group Policy, as issued to the Policyholder by Us, alone makes up the agreement under which benefits are paid. The Group Policy may be inspected at the office of the Policyholder.

                     10 DAY RIGHT TO EXAMINE CERTIFICATE

You may return Your Certificate to Us within 10 days after it is received. We will refund an amount equal to the Cash Value of this Certificate on the date the returned Certificate is received by Us or Our agent plus charges deducted. This Certificate will then be void from the beginning as though it had never been issued.

Signed for ITT HARTFORD LIFE & ANNUITY INSURANCE COMPANY.

Secretary                                        President

[signature]                                      [signature]

ALL BENEFITS AND VALUES OF THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS MAY INCREASE OR DECREASE DAILY. THESE AMOUNTS ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

           GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE

Variable life insurance payable upon death of the Insured before the Maturity Date. Initial Face Amount is shown in the Specifications. Premiums payable during lifetime of the Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Investment results reflected in benefits.

                ITT Hartford Life and Annuity Insurance Company
                     Suite 2100, 111 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202


                                                                        [LOGO]

GVL95(C)

------------------------------------------------------------------------------
                               TABLE OF CONTENTS
------------------------------------------------------------------------------

The contents of this Certificate appear in the following order;

SPECIFICATIONS

DEFINITIONS                                                       SECTION I

TERMINATION                                                       SECTION II

LIFE INSURANCE BENEFITS                                           SECTION III

CONTINUATION OF INSURANCE                                         SECTION IV

NONFORFEITURE BENEFITS                                            SECTION V

PAYMENT OPTIONS                                                   SECTION VI

LOANS                                                             SECTION VII

PREMIUM PAYMENTS                                                  SECTION VIII

ALLOCATIONS                                                       SECTION IX

CASH VALUE OF BENEFITS                                            SECTION X

GENERAL PROVISIONS                                                SECTION XI

ENDORSEMENTS, IF ANY                                              FOLLOW
                                                                  SECTION XI







GVL95(C)                               2

------------------------------------------------------------------------------
                                 SPECIFICATIONS
------------------------------------------------------------------------------

Insured:       [John Doe]               Group Policy Number: [12345]
Coverage Date: [January 1, 1996]        Certificate Number:  [C98765]
Issue Age:     [35M]                    Initial Face Amount: [$240,000]
Rate Class:    [Standard]               Maturity Date:       [January 1, 2061]
Owner:         [John Doe]               Policyholder:        [XYZ Corporation]
Death Benefit Option: [Option A]


FACE AMOUNT INFORMATION

Minimum Face Amount:                    [$50,000]

Minimum Increase in Face Amount:        [$5,000]

Minimum Decrease in Face Amount:        [$25,000]


[AUTOMATIC INCREASES IN FACE AMOUNT

On the first day of each calendar year, the Face Amount will be automatically increased if:

   1. The Insured is an employee and has received an increase in earnings and the increase in earnings results in the increase in the Face Amount of insurance; and

   2. The Insured is actively at work on the first day of the calendar year the increase would become effective. If the Insured in not actively at work on that date, the increase will become effective on the first processing date following the Insured's return to active work.

You may refuse an automatic increase by notice to Us given within 31 days of the first day of the calendar year on which the increase would otherwise be effective. If you refuse an automatic increase, no future automatic increases will be available to the Insured until the Company is furnished with satisfactory evidence of insurability.]







GVL95(C)                               3

------------------------------------------------------------------------------
                                 SPECIFICATIONS
------------------------------------------------------------------------------

PREMIUM PAYMENT AND INVESTMENT INFORMATION

Initial Premium paid on coverage date:          [$100]
Planned Premium:                                [$100 a month]

Allocations
   Initial Allocation                           [100% to the Short Term Investment Division]
   Maximum Divisions at any one time            [5]
   Reallocations
      Maximum Number per Year                   [6]

[In those states that require the premium to be returned during the 10 Day Right to Examine Certificate provision on the first page of this Certificate, all monies will be allocated to the Short Term Investment Division during such Right to Examine Certificate period. After such period, the monies received will be allocated as instructed by You.]

[MANAGED SEPARATE ACCOUNT DIVISIONS]

[Each Division invests directly in portfolios of securities designed to meet the objectives of the Divisions. Some of the Divisions designated may be managed by investment advisors other than Us.]

[None Available]

[UNIT SEPARATE ACCOUNT DIVISIONS]

[Each Division invests in an underlying open ended investment management company registered under the 1940 Investment Company Act.]

[None Available]

[DIVISIONS]

The ICMG Registered Variable Life Separate Account One is a unit investment trust separate account organized in the State of Wisconsin. It is governed by the laws of the State of Wisconsin and registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

[Each Division invests in an underlying open ended investment management company registered under the Investment Company Act of 1940.]

[List Available Funds]








GVL95(C)                               3A

------------------------------------------------------------------------------
                                 SPECIFICATIONS
------------------------------------------------------------------------------

SEPARATE ACCOUNT CHARGES
We charge a maximum [.65%] of the assets in each Division on an annual basis equal to a daily charge of [.001781%] for mortality and expense risks. We reserve the right to increase the charge, but in no event above [.65%] on an annual basis.

[For the Divisions of the Unit Separate Account, We charge an advisory fee as shown for each Division in the Unit Separate Account Divisions section of the Specifications.]

[For the Divisions of the Managed Separate Account, We charge an advisory fee as shown for each Division in the Managed Separate Account Divisions section of the Specifications.]

CERTIFICATE FACTS

CHARGE DEDUCTION DIVISION                  - [Short Term Investment Division]

MORTALITY TABLE AND INTEREST RATE          - [1980 CSO Mortality Table Age
                                             [Near/Last] Birthday (Male and
                                             Female)[Smoker and Nonsmoker]
                                             (or appropriate increases in such
                                             tables for non-standard risks).
                                             Interest at 4.00% a year.]

LOANS

   Maximum Loan Value Percentage             [90%]
   Initial Adjustable Loan Interest Rate     [7.78%]
   Loan Interest Due Dates                   [Each Processing Date]

PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE

   Maximum Withdrawal Percentage             [90%]
   Minimum Withdrawal                        [$500]
   Number Per Coverage Year                  [1]

RIDERS

   [None]










GVL95(C)                               3B

------------------------------------------------------------------------------
                                 SPECIFICATIONS
------------------------------------------------------------------------------

CHARGES

EXPENSE CHARGES


  Premium Loading                        Maximum [9.0%] of premiums collected,
                                         plus [1.75%] of premiums to cover
                                         state and local taxes, plus [1.25%]
                                         of premiums to cover the cost of
                                         federal income taxes imposed under
                                         Section 848 of the Internal Revenue
                                         Code. We will adjust the charges to
                                         cover taxes based on changes in
                                         applicable law.

  Administrative charges for each
  Processing Period deducted on each
  Processing Date from Investment Value  [$5.00] We reserve the right to increase this charge, but it will
                                         not exceed [$10] per Processing Date.

  Excess Allocation Charge               - [None]
  Face Amount Increase Charge            - [None]

INSURANCE CHARGES

  Cost of Insurance charges for each Processing Period, deducted on each Processing Date from the Investment Value, will be calculated as shown in the Cash Value of Benefits section. In no event will the cost of insurance rate exceed rates identified in the Guaranteed Maximum Cost of Insurance Rate section for the [sex,] attained age and underwriting class of the Insured.

  Charges for Riders                     - [None]

SURRENDER CHARGES

  [Partial Withdrawal Processing Fee    $25 or 2% of the amount withdrawn,
                                        whichever is less.]

GUARANTEED MAXIMUM COST OF INSURANCE RATES

  See attached Tables

VARIABLE INSURANCE FACTORS

  See attached Tables

PAYMENT OPTIONS

  Minimum Interest Rate: [3%]
  Mortality Table for Payment Options with Life Contingencies: [1983 Table "a"]






GVL95(C)                               3C

--------------------------------------------------------------------------------
                                SPECIFICATIONS
--------------------------------------------------------------------------------

       GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF COVERAGE
          FOR THE ATTAINED AGE AT THE BEGINNING OF EACH COVERAGE YEAR
                     BASED ON THE 1980 CSO MORTALITY TABLE
                             STANDARD RATING CLASS

Attained                          Attained                          Attained
  Age       Male      Female        Age       Male      Female        Age       Male      Female


  [20      .158471    .087542        45      .379960    .297152        70     3.353673   1.861440
   21      .159306    .089210        46      .410927    .317220        71     3.681989   2.041944
   22      .157637    .090879        47      .444418    .338128        72     4.060290   2.267226
   23      .155132    .092547        48      .479596    .361551        73     4.496204   2.544475
   24      .151793    .095050        49      .518979    .386655        74     4.983518   2.872449

   25      .147620    .096718        50      .560894    .414276        75     5.513313   3.243922
   26      .144281    .099221        51      .610378    .443581        76     6.076525   3.653355
   27      .142612    .101724        52      .665766    .476245        77     6.665690   4.094284
   28      .141777    .105061        53      .728747    .513950        78     7.275881   4.567162
   29      .142612    .108398        54      .800179    .552509        79     7.923872   5.085703

   30      .144281    .112570        55      .876715    .592762        80     8.635205   5.672859
   31      .148454    .116742        56      .960053    .633033        81     9.430778   6.350514
   32      .152628    .120914        57     1.046840    .671642        82    10.338952   7.140527
   33      .159306    .125086        58     1.139616    .708588        83    11.373499   8.058585
   34      .166820    .131762        59     1.239245    .748070        84    12.513845   9.091985

   35      .176004    .137604        60     1.349978    .792613        85    13.737727  10.231576
   36      .186859    .146785        61     1.473551    .848112        86    15.021846  11.470894
   37      .200220    .157637        62     1.613407    .917954        87    16.356613  12.808170
   38      .215255    .170159        63     1.772172   1.007228        88    17.737983  14.246631
   39      .232798    .185189        64     1.949092   1.110929        89    19.171986  15.797873

   40      .252016    .201891        65     2.143422   1.224040        90    20.677655  17.482656
   41      .274581    .220267        66     2.350996   1.343212        91    22.287142  19.335048
   42      .297152    .239482        67     2.572761   1.464235        92    24.063468  21.418993
   43      .323073    .257865        68     2.808822   1.583722        93    26.119927  23.852379
   44      .349839    .277089        69     3.065321   1.712708        94    28.812996  26.926360

                                                                       95    32.817580  31.310115
                                                                       96    39.642945  38.504789
                                                                       97    53.066045  52.275714
                                                                       98    85.526850  85.053610]

GVL95(C)                              3D

--------------------------------------------------------------------------------
                                SPECIFICATIONS
--------------------------------------------------------------------------------

                    GUARANTEED VARIABLE INSURANCE FACTORS
 BASED ON THE 1980 CSO MORTALITY TABLE AND A 4% EFFECTIVE ANNUAL INTEREST RATE
                             STANDARD RATING CLASS

Attained                          Attained                          Attained
  Age       Male      Female        Age       Male      Female        Age       Male      Female

  [20     6.403123   7.640955        45     2.881946   3.369530        70     1.489856   1.649461
   21     6.219229   7.397464        46     2.794368   3.266764        71     1.460111   1.608385
   22     6.038836   7.160827        47     2.710152   3.167682        72     1.431800   1.568918
   23     5.861092   6.930870        48     2.629166   3.072100        73     1.404991   1.531244
   24     5.685870   6.707421        49     2.551228   2.979961        74     1.379763   1.495532

   25     5.513088   6.490682        50     2.476281   2.891135        75     1.356114   1.461853
   26     5.342706   6.280094        51     2.404174   2.805538        76     1.333966   1.430158
   27     5.175161   6.075821        52     2.334952   2.723025        77     1.313184   1.400326
   28     5.011023   5.877664        53     2.268556   2.643540        78     1.293592   1.372171
   29     4.850555   5.685704        54     2.204960   2.567095        79     1.274998   1.345505

   30     4.694139   5.499715        55     2.144137   2.493469        80     1.257276   1.320208
   31     4.541898   5.319718        56     2.085932   2.422497        81     1.240393   1.296248
   32     4.394217   5.145470        57     2.030235   2.353955        82     1.224363   1.273652
   33     4.250944   4.976747        58     1.976847   2.287579        83     1.209265   1.252481
   34     4.112329   4.813335        59     1.925633   2.223138        84     1.195190   1.232795

   35     3.978289   4.655558        60     1.876476   2.160564        85     1.182142   1.214556
   36     3.848837   4.502977        61     1.829335   2.099857        86     1.170054   1.197666
   37     3.723948   4.355964        62     1.784175   2.041150        87     1.158796   1.181981
   38     3.603658   4.214481        63     1.740994   1.984602        88     1.148210   1.167335
   39     3.487865   4.078449        64     1.699799   1.930420        89     1.138111   1.153543

   40     3.376529   3.947875        65     1.660553   1.878626        90     1.128296   1.140410
   41     3.269499   3.822603        66     1.623184   1.829102        91     1.118543   1.127721
   42     3.166756   3.702457        67     1.587556   1.781663        92     1.108597   1.115242
   43     3.067980   3.587157        68     1.553539   1.736063        93     1.098167   1.102705
   44     2.973125   3.476256        69     1.520999   1.692027        94     1.086915   1.089813

                                                                       95     1.074621   1.076306
                                                                       96     1.061229   1.062086
                                                                       97     1.046984   1.047342
                                                                       98     1.032668   1.032774
                                                                       99     1.021407   1.021407]

Variable Insurance Factors between anniversaries of the Coverage Date will be furnished on request.

GVL95(C)                               3E

--------------------------------------------------------------------------------
                             SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   [ACTIVELY AT WORK means the Insured is performing all of the regular duties of the Insured's occupation at the usual place of employment on a Full Time work schedule which is in no way curtailed or altered because of the Insured's health.]

              ADJUSTABLE LOAN INTEREST RATE means a Loan interest rate that is adjusted from time to time by Us. The calculation of the Adjustable Loan Interest Rate is described in the Loans provision of the Policy.

              AGE
              - Attained Age means the Issue Age plus the period since the
                Coverage Date.
              - Issue Age means the Insured's age on the birthday [following/
                nearest to] the Coverage Date.

              ALLOCATION DATE(S) means the date premiums are applied to the separate account Divisions. It is the later of the Coverage Date and the date We receive and accept the premium.

              CASH VALUE means the Investment Value plus the Loan Account Value.

              CHARGE DEDUCTION DIVISION means a Division from which all charges are deducted if so designated in the enrollment form or later elected.

              CHARGES
              - Expense Charges mean premium loading, administrative charges,
                Face Amount increase charge, and excess allocation charges, as shown in the Specifications.

              - Insurance Charges mean cost of insurance charges and charges for benefit riders.

              - Separate Account Charges mean deductions from separate account
                Divisions and other Division Charges as shown in the Specifications.

              - Surrender Charge means the charge for the full surrender of a
                Certificate or partial withdrawal of the Cash Surrender Value under a Certificate. The amount charged is shown in the Specifications.

              COMPANY means ITT Hartford Life and Annuity Insurance Company.

              COVERAGE DATE means the date insurance under the Group Policy is effective as to the Insured shown in the Specifications.

              COVERAGE YEARS(S) means the 12 month period following the Coverage Date and each anniversary thereof.

              CUSTOMER SERVICE CENTER means the service area of ITT Hartford Life and Annuity Insurance Company, P. O. Box 2999, Hartford, CT 06104-2999.

              DEBT means any Loan plus accrued interest.

              DIVISION(S) means Divisions of the separate accounts.

              [EARNINGS means basic wages, and does not include overtime, bonuses, commissions and any other extra compensation.]

              FACE AMOUNT means the minimum death benefit as long as this Certificate remains in force. It is specified at issue and may be changed after issue on request or due to a change in the death benefit option or a partial withdrawal.

              [FULL TIME means a normal week of at least [32] hours. If an employee is on approved leave (and not because of the employee's health) or on vacation, the employee is considered to be Actively at Work.]

GVL95(C)                               4

--------------------------------------------------------------------------------
                             SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   GENERAL ACCOUNT means the assets of ITT Hartford Life and Annuity
(CONTINUED)   Insurance Company other than the assets of Our separate account.

              INVESTMENT VALUE means the sum of the values of assets in the Divisions under a Certificate.

              LOAN means any Investment Value amount borrowed.

              LOAN ACCOUNT means that portion of Our General Account to which amounts are transferred as a result of a Loan. The Loan Account is credited with interest and is not based on the investment experience of the separate account.

              LOAN ACCOUNT VALUE means the amounts of the Investment Value transferred to (or from) the General Account to secure Loans (or Loan repayments) plus interest accrued at the daily equivalent of an annual rate to the Adjustable Loan Interest Rate actually charged reduced by not more than 1%.

              MATURITY DATE means the date the Insured's coverage matures as shown in the Specifications. We will pay the Cash Surrender Value, if any, if the Insured is living on the Maturity Date.

              MORTALITY AND EXPENSE RISK CHARGE is to cover expense and mortality risks that We are assuming.

              NET AMOUNT AT RISK means the difference between the amount payable on death and the amount payable on cancellation for the Cash Surrender Value.

              NYSE means the New York Stock Exchange.

              POLICYHOLDER means the entity to whom the Policy is issued.

              PROCESSING DATE(S) means the days on which We deduct charges from the Investment Value. The first Processing Date is the Coverage Date. There is a Processing Date each month. Later Processing Dates are on the same calendar day as the Coverage Date, or on the last day of any month which has no such calendar day.

              PROCESSING PERIOD means the period from the Coverage Date to the next Processing Date and thereafter the period from one Processing Date to the next.

              SEC means the Securities and Exchange Commission.

              VALUATION DAY means each business day, unless the Specifications indicate otherwise. A business day is any day the NYSE is open for trading or any day the SEC requires mutual funds, unit investment trusts or other investment portfolios to be valued.

              VALUATION PERIOD means each Valuation Day together with the days immediately before it that are not Valuation Days.

              VARIABLE INSURANCE AMOUNT means the Cash Value multiplied by the applicable Variable Insurance factor.

              YOU, YOUR mean the Owner.

GVL95(C)                               5

--------------------------------------------------------------------------------
                            SECTION II - TERMINATION
--------------------------------------------------------------------------------

TERMINATION   TERMINATION OF INSURANCE: Insurance will terminate as to the
              Insured on the earliest of the following dates:

              1. The date the Policy is discontinued. See the CONTINUATION OF
                 INSURANCE Section.

              2. The date You request termination by written notice.

              3. The Maturity Date.

              4. Thirty-one days after We mail to You notice that the Cash
                 Surrender Value is zero and there is Debt and no payment has been received before the end of the thirty-one day period.

              5. Sixty-one days after We mail to You notice that the Cash
                 Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due and no payment has been received before the end of the sixty-one day period.

              6. The date of death of the Insured.

              7. The date the Policy is amended to terminate the insurance for the class of persons to which the Insured belongs. See the CONTINUATION OF INSURANCE Section.

              8. The date the Insured is no longer in an eligible class of persons. See the CONTINUATION OF INSURANCE Section.

GVL95(C)                                6

--------------------------------------------------------------------------------
                      SECTION III - LIFE INSURANCE BENEFITS
--------------------------------------------------------------------------------

LIFE          FACE AMOUNT: The Face Amount is shown in the Specifications. The
INSURANCE Face Amount of this Certificate may be increased or decreased by BENEFITS a written request made by You during the lifetime of the Insured and while this Certificate is in force.

                INCREASE IN FACE AMOUNT: An increase in Face Amount will be effective if:

                1. Satisfactory evidence of insurability of the Insured is provided to us;

                2. The Insured is insurable according to Our underwriting rules;
                   and

                3. An amount equal to two times cash value deductions (described in the CASH VALUE OF BENEFITS Section) due on the next two Processing Dates is paid, if the Cash Surrender Value is less than this sum.

                The effective date of the increased Face Amount will be the first Processing Date after all the conditions mentioned above have been met. We will notify You that the change has been made.

                The minimum amount of an increase in Face Amount is shown in the Specifications.

                DECREASE IN FACE AMOUNT: The Face Amount will be decreased or eliminated in the following order:

                1. First, the most recent increase.

                2. Second, the next most recent increases successively.

                3. Last, the initial Face Amount.

                [A surrender charge, if applicable will be deducted from the Cash Value of this Certificate on the date of the decrease. Such charge will be:

                1. The surrender charge for any increased amount which is
                   eliminated in the order set forth above; plus

                2. A pro-rata share of the surrender charge for a partial
                   reduction in an increase or in the initial Face Amount.]

                The effective date of the decreased Face Amount will be the first Processing Date on or following the date of Our receipt of the request for a decrease. We will notify You that the change has been made.

                The minimum decrease amount is shown in the Specifications. The decrease will not be approved if it results in a Certificate Face Amount less than the Minimum Face Amount shown in the Specifications.

              VARIABLE INSURANCE AMOUNT: The Variable Insurance Amounts will vary daily based on investment results and any premiums paid. The Variable Insurance Amount on any date will be determined as follows:

              1. The Cash Value as of such date; MULTIPLIED BY

              2. The Variable Insurance Factor as of such date.

              The Table of Variable Insurance Factors is in the Specifications.

GVL95(C)                               7

--------------------------------------------------------------------------------
                      SECTION III - LIFE INSURANCE BENEFITS
--------------------------------------------------------------------------------

LIFE          DEATH PROCEEDS: We will pay the death proceeds to the beneficiary
INSURANCE     upon due proof of the death of the Insured before the Maturity
BENEFITS      Date. The proceeds may be paid in cash or be allocated to any
(CONTINUED)   other payment option selected by the beneficiary and agreed upon by Us.

              Death Proceeds depend upon the Death Benefit Option in effect and are determined at the date of death of the Insured as follows:

                DEATH BENEFIT OPTION A

                1. The death benefit, which is the larger of the Face Amount and the Variable Insurance Amount; LESS

                2. Any Debt; PLUS

                3. Any amounts due from riders.

                DEATH BENEFIT OPTION B

                1. The death benefit, which is the larger of (a) the Face Amount plus the Cash Value and (b) the Variable Insurance Amount;
                   LESS

                2. Any Debt; PLUS

                3. Any amounts due from riders.

              The Death Benefit Option in effect is shown in the Specifications.

              CHANGES IN DEATH BENEFIT OPTION: The Death Benefit Option may be changed by a written request made by You during the lifetime of the Insured and while this Certificate is in force. If the change is from Option A to Option B, satisfactory evidence of insurability must be provided to Us. If the change is to Option B, the Face Amount after the change will be equal to the Face Amount before the change less the Cash Value on the effective date of the change. If the change is to Option A, the Face Amount after the change will be equal to the Face Amount before the change plus the Cash Value on the effective date of change. The change will become effective at the beginning of the Coverage Month following Our approval. We will notify
              You that the change has been made.

              If the Insured dies during any grace period We will pay the beneficiary the Death Proceeds in effect immediately prior to such grace period reduced by the sum of any overdue charges and any charges incurred to the date of death.

              INTEREST ON DEATH PROCEEDS: Interest will be paid on death proceeds from date of death to date of payment. Interest will never be less than required by applicable law.

              BENEFICIARY: We will pay the death proceeds to the designated beneficiary. Unless the designation of the beneficiary is irrevocable, there is a right to change beneficiaries. Written notice of change must be given to Us in a form satisfactory to Us; and the change is subject to Our approval. If approved, the change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

GVL95(C)                               8

--------------------------------------------------------------------------------
                     SECTION IV - CONTINUATION OF INSURANCE
--------------------------------------------------------------------------------

CONTINUATION If premium payments are discontinued, We will continue insurance OF INSURANCE Coverage under this Certificate as long as the Cash Surrender
              Value is sufficient to cover the charges due. This Continuation of Insurance provision will not continue the Coverage under this Certificate beyond age 100, nor will it continue any optional benefit rider beyond its date of termination.

              If the Policy is discontinued or if the Policy is amended to discontinue the eligible class to which the Insured belongs or if the Insured ceases to be a member of an eligible class [and if the Coverage on the Insured is not transferred to another insurance carrier,] any insurance then in effect will remain in force under the discontinued Policy, provided it is not cancelled or surrendered by You, subject to the qualifications stated above. [Certificate premiums will then be payable by You directly to Us.].

GVL95(C)                               9

------------------------------------------------------------------------------
                     SECTION V - NONFORFEITURE BENEFITS
------------------------------------------------------------------------------

NONFORFEITURE  There are rights and benefits available to You during the
BENEFITS       Insured's lifetime.

               CASH VALUE BENEFITS: If the Cash Surrender Value is positive, You may surrender this Certificate to receive the full Cash Surrender Value.

               CASH SURRENDER VALUE: The Cash Surrender Value is determined as follows:

               1.  Determine the Cash Value;

               2. Deduct any Expense Charges, Insurance Charges, [and Surrender Charges] shown in the Specifications incurred but not yet deducted; and

               3.  Deduct any Debt.

               The Cash Surrender Value may be paid in cash or allocated to any other payment option agreed upon by Us. To surrender a Certificate a written request for surrender in a form satisfactory to US must be submitted to Our Customer Service Center. The surrender will take effect on the Valuation Day following the date the request is received by Us. We will determine the Cash Surrender Value as of the Valuation Day We receive the written request at Our Customer Service Center. We will usually pay the Cash Surrender Value within seven days, but We may delay payment as described under the PAYMENTS WE MAY DEFER Section.

               PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE: Partial withdrawal of the Cash Surrender Value can be made before the Maturity Date subject to any limitations contained in the Specifications. Each partial withdrawal is subject to a Surrender Charge called a Partial Withdrawal Administrative Fee, which is shown in the Specifications. Unless You specify otherwise, partial withdrawals will be allocated in proportion to the Investment Value in each Division as of the date of the partial withdrawal. Any partial withdrawal will have a permanent effect on the Cash Surrender Values and may have a permanent effect on the death benefits. Partial withdrawal will reduce the Cash Surrender Value, Cash Value, and Investment Value. If Death Benefit Option A is in effect, a partial withdrawal and any applicable Surrender Charges will be deducted from the Face Amount.

               A request for a partial withdrawal must be made in written form satisfactory to Us. The effective date of a partial withdrawal will be the Valuation Day We receive a written request at Our Customer Service Center. The amount requested must be at least equal to the minimum partial withdrawal amount shown in the Specifications. The maximum amount that may be withdrawn is shown in the Specifications.

               The Maximum Withdrawal Percentage is shown in the Specifications. The amount of a partial withdrawal may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the Maximum Withdrawal Percentage, less existing Debt.

GVL95(C)

------------------------------------------------------------------------------
                     SECTION VI - PAYMENT OPTIONS
------------------------------------------------------------------------------

PAYMENT       In lieu of a cash payment in one sum, You may elect to have
OPTIONS       the whole or any part of the proceeds due at the surrender of this Certificate held by Us paid under any payment option selected by You and agreed upon by Us. At the death of the Insured, in lieu of a cash payment in one sum, the beneficiary may elect to have the whole or any part of the death proceeds held by Us and paid under any payment option selected by the beneficiary and agreed upon by Us. For each payment option selected We will issue a written agreement putting the selection into effect.

GVL95(C)

------------------------------------------------------------------------------
                               SECTION VII - LOANS
------------------------------------------------------------------------------

LOANS         GENERAL: You may borrow against the Cash Surrender Value.
              This Certificate will be the only security We require for the Loan. A Loan may be taken any time if insurance is in effect. The Loan may be repaid at any time while the Insured is living.

              WHEN WE WILL MAKE A LOAN: We will usually loan the money within 7 business days after We receive a request satisfactory to Us. We may delay making the Loan as described in the PAYMENTS WE MAY DEFER provision.

              LOAN VALUE: The maximum Loan value percentage is shown in the Specifications. The amount of the Loan may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the maximum Loan value percentage, less existing Debt. [Since a Loan amount is removed from the Divisions of the separate account, the amount available for a Loan may be limited by the liquidity of the investment portfolio of the affected Division(s).]

              INTEREST: Interest accrues daily at the Adjustable Loan Interest Rate. The interest rate will be effective at the beginning of each Coverage Year and it applies to new and outstanding Loans. Interest payments are due as shown in the Specifications. If interest is not paid within 5 days of its due date it will be added to the amount of the Loan as of its due date. The sum of all outstanding Loans plus accrued interest is the Debt.

              There is a maximum interest rate that We can charge for Certificate loans. The rate charged will be determined two months before the start of each Coverage Year. The maximum rate will be the greater of 5% and the Published Monthly Average for the calendar month two months before the date on which the rate is determined. The Published Monthly Average means the "Moody's Corporate Bond Yield Average - Monthly Average Corporates" as published by Moody's Investors
              Service, Inc., or any successor to that service. If that Monthly Average is no longer published, a substitute average will be used. The substitute average must be acceptable to the Insurance Commissioner of the state in which the Policy is issued.

              If the maximum loan interest rate for a Coverage Year is at least 1/2% higher than the rate in effect for the prior Coverage Year, We may increase the rate to not more than the new maximum. If the maximum loan interest rate for a Coverage Year is at least 1/2% lower than the rate in effect for the prior Coverage Year, We will decrease the rate to not more than that new maximum.

              Interest will accrue daily from the date of the loan, and is due on each anniversary of the Coverage Year. Unpaid interest will be added to existing debt, and will bear interest at the same rate.

              The initial Adjustable Loan Interest Rate is shown in the Specifications. We will give 30 days advance written notice before the start of each Coverage Year of the interest rate for the new Coverage Year. If there is an existing Loan on this Certificate, We will give You at least 15 days advance notice of any increase or decrease in the Adjustable Loan Interest Rate.

              EFFECTS OF A LOAN: A loan will be taken out of the Divisions and a repayment or Loan interest payment will go into the Divisions. A Loan reduces the Investment Value while repayment or Loan interest payment increases it. Unless You specifies otherwise, Loans, repayments, and Loan Interest payments will be allocated in proportion to the Investment Value in each Division as of the date of the Loan, repayment, or Loan interest payment. A Loan, whether or not repaid, will have a permanent effect on the Cash Surrender Value and may have a permanent effect on the death benefit. If not repaid, the Loan will reduce the amount of death proceeds. If on any business day there is a Loan outstanding and the Cash Surrender Value is negative, We will send an overloan notice to You, We will terminate this Certificate 31 days after We send the overloan notice. We will notify anyone who holds this Certificate as collateral at their last known address.

GVL95(C)

------------------------------------------------------------------------------
                         SECTION VIII - PREMIUM PAYMENTS
------------------------------------------------------------------------------

PREMIUM       Additional premiums may be paid at any time while coverage is
PAYMENTS      in force. We reserve the right to request evidence of
              insurability satisfactory to Us before We accept any premium payment which would increase the Net Amount at Risk. Unless specified otherwise, if there is any Debt, any additional premium payment will be used as a Loan repayment with any excess applied as an additional premium payment.

              We also reserve the right to return any premium that would cause this Certificate to be disqualified as life insurance under Section 7702 of the Internal Revenue Code, as amended.

              The initial premium payment is required to put this Certificate in effect. The amount and allocation of the initial premium payment is shown in the Specifications.

              On the date We receive and accept a premium payment the Variable Insurance Amount will reflect such payment.

              GRACE PERIOD: A grace period of 61 days will be allowed following the date We mail to You notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due. Unless You have given Us written notice of termination in advance of the date of termination of any Certificate, insurance will continue in force during the grace period. You will be liable to Us for all Expense Charges and Insurance Charges then unpaid for the period this Certificate remains in force.

              REINSTATE CERTIFICATE: Reinstatement of a Certificate may be requested within three (3) years of the date of lapse. Reinstatement will not be allowed after the death of the Insured, if this Certificate was surrendered for its Cash Surrender Value or if the Policy was discontinued.

              The cost to reinstate is a premium large enough to keep the coverage under this Certificate in force for at least three
              (3) months following the date of reinstatement.

              The effective date of reinstatement is the date We accept the request for reinstatement. We will not require evidence of insurability to reinstate within one month after the end of the grace period if the Insured is alive. In other cases, We will require evidence of insurability satisfactory to Us.


GVL95(C)

------------------------------------------------------------------------------
                            SECTION IX - ALLOCATIONS
------------------------------------------------------------------------------

ALLOCATIONS   PREMIUMS: The premium less premium loading shown
              in the Specifications is allocated to selected Divisions on the date We receive and accept it. The initial allocation is shown in the Specifications. Additional premiums will be allocated on the same percentage basis unless a change is requested by You and agreed upon by Us (see ALLOCATION CHANGE
              FOR FUTURE PREMIUMS). On the date We receive and accept an additional premium payment the increase in the Investment
              Value will be allocated to the Divisions.

              REALLOCATION OF INVESTMENT VALUE: The Investment Value can be reallocated among the Divisions. The number of changes allowed each Coverage Year is shown in the Specifications. To make any change satisfactory notice must be given to Us. We may defer making such a change for up to 7 business days from receipt of such notice. Restrictions for reallocation into and out of the Divisions are shown in the Specifications.

              If on any Processing Date Debt exceeds the Loan Account Value, the amount of the excess will be reallocated to the Loan Account from the Divisions in proportion to the Investment Value in each Division on such date. Such a reallocation will not affect restrictions on or charges for any other reallocations.

              ALLOCATION CHANGES FOR FUTURE PREMIUMS: The percentage allocation of the invested portion of future premiums to the Divisions can be changed. Percentage must be in whole numbers. To make changes, We must be notified of the new percentages in a form satisfactory to Us. Any change will take effect with respect to premiums received on or after receipt of such notice.

              ALLOCATION OF CHARGES: All Expense and Insurance Charges deducted from the Investment Value on a Processing Date may be allocated to the Charge Deduction Division as shown in the Specifications. If no Charge Deduction Division is elected, these deductions will be made from the Divisions in proportion to the Investment Value in each Division.

              If the amount of the Investment Value of the Charge Deduction Division is less than required to cover all charges due on such date:

              1. We will apply the Investment Value of the Charge Deduction Division to the charges due and set the Investment Value in the Division to zero; and

              2. Any additional amount due will be allocated among the remaining Divisions in the proportion that each Division's Investment Value bears to the total Investment Value.

GVL95(C)

-------------------------------------------------------------------------------
                        SECTION X -- CASH VALUE OF BENEFITS
-------------------------------------------------------------------------------

CASH VALUE    GENERAL: The insurance benefits under the Policy are provided
OF BENEFITS   through investments made in Our separate account.

              SEPARATE ACCOUNTS: These accounts are separate from Our General Account and any other separate accounts We may have. They support variable life insurance benefits and are used for other purposes permitted by applicable laws and regulations. We own the assets in the separate accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities from any other business We conduct.
              We may transfer to Our General Account assets exceeding the reserves and other liabilities of the separate accounts.

              The separate accounts are governed by the laws of Our state of domicile.

              Income and realized and unrealized gains or losses from assets in the separate accounts are credited to or charged against the accounts without regard to other income, gains or losses in Our other investment accounts.

              CHANGES WITHIN A SEPARATE ACCOUNT: We may at times, make additional separate account Divisions available to you. We may also eliminate Divisions, combine two or more Divisions or substitute a new portfolio for the portfolio in which a Division invests. We will obtain required regulatory approvals to the affect the aforementioned changes, if any.

              Subject to any required regulatory approvals, We have the right to transfer assets of a separate account or of a Division to another separate account or Division or combine the separate account with other separate accounts.

              INVESTMENT VALUE IN EACH DIVISION: On the Coverage Date the Investment Value is allocated to each Division as shown in the Specifications.

              Thereafter, the Investment Value in each Division is:

              1. The Investment Value of the Division at the end of the last
                 Valuation Period.

              2. Multiply (1) by the Division's net rate of return for the current Valuation Period.

              3. Add (1) and (2).

              4. Add to (3) any experience credits not paid in cash, any premium payments (less any deductions shown in the Specifications) allocated to the Division during the current Valuation Period.

              5. Add or subtract reallocations to or from that Division during the current Valuation Period.

              6. Add or subtract from (5) any amounts allocated to the
                 Division during the current Valuation Period because of a Loan, Loan interest payment, Loan repayment or partial withdrawal.

              7. If a processing date occurs during the current Valuation
                 Period, subtract from (6) the amounts allocated to that Division for:

                 a. Administrative Expense Charges; and
                 b. Insurance Charges.

                 Amounts in (7) will be allocated to each Division in the proportion that (6) bears to the Investment Value, unless a Charge Deductions Division applies.

              8. If the charges in (7) exceed the amount in (6), first
                 calculate the Cash Surrender Value for the amount of any overdue charges and then set the Investment Value in each Division to zero.

GVL95(C)

-------------------------------------------------------------------------------
                        SECTION X -- CASH VALUE OF BENEFITS
-------------------------------------------------------------------------------

CASH VALUE    CASH VALUE DEDUCTIONS:
OF BENEFITS
(CONTINUED)   COST OF INSURANCE: We will deduct the cost of insurance on each
              Processing Date as follows:

              1. We determine the death benefit as of the beginning of the
                 Processing Period, and discount it with interest for one month since deaths are assumed to occur at the end of each month.

              2. We subtract from (1) the Cash Value as of the beginning of the Processing Period.

              3. We determine the current cost of insurance rate based on the [sex,] Attained Age, and underwriting class.

              4. We multiply (2) by (3).

              We may reduce or increase the cost of insurance rates from time to time. The change will never be retroactive. The rates will never be more than the guaranteed maximum cost of insurance rates shown in the Specifications.

              OTHER DEDUCTIONS: Expense Charges are shown in the Specifications. The cost of any benefits from riders is also shown in the Specifications.

              CHANGES IN CHARGES: Changes in Expense Charges, Insurance Charges, Separate Account Charges or Surrender Charges will be by class and based upon charges in future expectations for such elements as: mortality, persistency, expenses and taxes.

              MEASUREMENT OF INVESTMENT EXPERIENCE FOR DIVISIONS: The investment experience of a separate account Division is determined at the end of each Division's Valuation Period. We use an index to measure changes in experience during a Valuation Period. The index is set at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the last Valuation Period multiplied by the experience factor for the current Valuation Period.

              THE EXPERIENCE FACTOR:

              [UNIT SEPARATE ACCOUNT] DIVISIONS: The experience factor for a Valuation Period reflects the investment experience of the portfolio in which the Division invests and the charges assessed to the Division. The factor is calculated as follows:

              1. Calculate the net asset value at the end of a current
                 Valuation Period of a Division's corresponding portfolio.

              2. Add the amount of any dividend or capital gains distribution declared during the current Valuation Period for such portfolio. Subtract a charge for taxes, if any.

              3. Divide (2) by the net asset value of the portfolio at the end of the last Valuation Period.

              4. Subtract the Separate Account Charges for each Division shown in the Specifications for each day in the Valuation
                 Period.

              Calculations for Divisions investing in open ended investment management companies are on a per unit basis. Calculations for Divisions investing in mutual fund portfolios are made on a per share basis.

GVL95(C)

-------------------------------------------------------------------------------
                        SECTION X -- CASH VALUE OF BENEFITS
-------------------------------------------------------------------------------

CASH VALUE    [MANAGED SEPARATE ACCOUNT DIVISIONS: The experience factor
OF BENEFITS   reflects the investment experience of each Division as well as
(CONTINUED)   the charges assessed against such Division. The factor is
              calculated as follows:

              1. Calculate the value of net assets in the Division at the end of the preceding Valuation Period. The net assets in a Division are equal to the total assets of the Division less the total liabilities of the Division.

              2. Calculate the value of the net assets in the Division as of the end of the current Valuation Period before crediting payments received and processed or charging redemptions made and processed in the current Valuation Period and including charges for advisory and management costs for each day in the current Valuation Period.

              3. Divide (2) by (1).

              4. Subtract the daily mortality and expense risk charge for each day in the current Valuation Period.

              5. Subtract any daily charge for taxes for each day in the current
                 Valuation Period.]

              NET RATE OF RETURN FOR A DIVISION: The net rate of return during a Valuation Period is the experience factor for that Valuation Period minus one.

GVL95(C)

-------------------------------------------------------------------------------
                        SECTION XI - GENERAL PROVISIONS
-------------------------------------------------------------------------------

GENERAL       INCONTESTABILITY: The Insured's coverage will not be contested
PROVISIONS    after it has been in effect during the Insured's lifetime for two years from the effective date of coverage.

              We can contest the validity of the coverage if any material misstatements are made in the initial [enrollment form] or other document required to put coverage in force. We can also contest any amount payable because of a requested increase in Face Amount if any material misstatements are made in any document required when the Face Amount was increased.

              The amount of insurance attributable to a premium payment that increases the Net Amount at Risk will be incontestable after it has been in effect during the Insured's lifetime for two years from the date We receive and accept such premium payment.

              SUICIDE: If the Insured dies by suicide, while sane or insane, within two years from the Coverage Date, Our liability will be limited to the return of the Cash Surrender Value.

              If the Insured dies by suicide, while sane or insane, within two years from the effective date of a requested increase in Face Amount, Our liability for such increase will be limited to the return of cash value deductions (described in the CASH VALUE OF BENEFITS Section) made.

              If the insured dies by suicide, while sane or insane, more than two years after the Coverage Date but within two years from the date We receive and accept a premium payment which resulted in an increase in the Net Amount at Risk, Our liability with respect to coverage attributable to such payment is limited to the return of such cash value deductions (described in the CASH VALUE OF BENEFITS Section) made for such increase in the Net Amount at Risk.

              ASSIGNMENT: The benefits can be assigned by You [subject to Our approval]. This does not change ownership and all rights are subject to the terms of the assignment. To make or release an assignment, We must receive written notice satisfactory to Us at Our Customer Service Center. We are not responsible for the validity of any assignment.

              OWNER: While the Insured is living, and while this Certificate is in effect under the Policy, You may name a new Owner [subject to Our approval]. Written notice of any change must be given to Us in a form satisfactory to Us. The change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

              MISSTATEMENT OF AGE [OR SEX]: If the age [or sex] of the Insured is misstated the amount of any benefits will be adjusted. The amount of the adjustment will be:

              1. The amount of insurance which the cost of insurance for the
                 Processing Period would have purchased using the cost of insurance for the correct age [and sex]; less

              2. The amount of insurance actually used in calculating the cost of insurance for the Processing Period.

              If the age is misstated in such a way that the Insured was not eligible for coverage under the Policy, Our liability will be limited to a return of the premiums paid less any partial withdrawals that have been made and any outstanding Debt.

              VALUE REPORTS: We will send You reports at the times agreed upon by You and Us, but not less often than annually. The report will show the Face Amount, death benefit, Cash Surrender Value and any Loan as of such date. The report will also show the allocation of the Investment Value on such date and any changes since the last report. The report will also include any other information required by the insurance regulatory authority of the jurisdiction in which the Policy is issued.

GVL95(C)

-------------------------------------------------------------------------------
                        SECTION XI - GENERAL PROVISIONS
-------------------------------------------------------------------------------

GENERAL       POLICY CHANGES-APPLICABLE TAX LAW: To receive the tax treatment
PROVISIONS    accorded life insurance under Federal law, insurance under the
(CONTINUED)   Policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law. To maintain such qualification, We reserve the right to return any premium payments or to reject any requests for change in an Insured's coverage. Further, We reserve the right to make changes in the Policy or its riders or to make distributions to the extent We deem necessary to continue to qualify as life insurance. Any such changes will apply to all Certificates that are affected. You will be given advance written notice of such change.

              PAYMENTS WE MAY DEFER: We may not be able to determine the value of the assets of the separate account Divisions because:

              1. the NYSE is closed for trading:

              2. the SEC determines that a state of emergency exists; or

              3. an order of the SEC permitting a delay for the protection of
                 Owners.

              During such times, We may delay:

              1. determination and payment of partial withdrawals, Cash
                 Surrender Values and Loan requests;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3. allocation changes of the Cash Value.

              We may, at any time, defer payment of partial withdrawals, Cash Surrender Values or Loan requests up to 7 business days of a written request for amounts in the Divisions. For Divisions which are not valued on each business day, We may defer until the next Valuation Day:

              1. determination and payment of partial withdrawals, Cash
                 Surrender Values and Loans;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3. reallocation of the Cash Value.

              [We may defer payment of the partial withdrawals, Cash Surrender Values or Loan requests on illiquid security investments to the date such securities become available without penalty. If payment is not deferred, a Surrender Charge as shown in the Specifications will be imposed to cover penalty costs for any premature withdrawals.]

              CLAIMS OF CREDITORS: Proceeds described in this Certificate will be free from creditors' claims to the extent allowed by law.

              TO CLAIM DEATH PROCEEDS: Contact Our Customer Service Center for instructions. Proceeds are usually paid within 7 business days after receipt of due proof of death and all other requirements.

              FACILITY OF PAYMENT: If no beneficiary is named, We reserve the right to pay an amount not to exceed $2,000 to any person We determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of the Insured.

GVL95(C)

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